EXHIBIT 99.3

Extract of Skandinaviska Enskilda Banken AB (publ) List of Authorized Signatories

Bolagsverket

Registration number:	502032-9081
Date of registration:	29th December 1971
Company name:	Skandinaviska Enskilda Banken AB
Address:	106 40 STOCKHOLM
Registered office:	Stockholm

Note:	Acquisition by merger

The company is registered as a public limited liability company

Bank charter

Charter granted: 17th December 1971	Extended: 15th August 1990

Company formation
The company was formed on 17th December 1971

Merger(s)

Merger
On 5th July 2012, Finansinspektionen, the Swedish Financial Supervisor)' Authority gave its permission to implement the merger between

982 582 709

SEB Privatbanken ASA

and

502032-9081 Skandinaviska Enskilda Banken AB

The permission was registered on 11th July 2012.

Share Capital

Share capital:	SEK 21 941 718 020	Min.: SEK 10 000 000 000 Max.: SEK 40 000 000 000
Number of shares:	2 194 171 802	Min.: 1 000 000 000 Max.: 4 000 000 000

. . . .

Specially authorized signatories

. . . .

691207-1617 Juell-Skielse, Arne Torbjörn, Solgårdsvägen 6,141 33 HUDDINGE

. . . .

500221-0036	Myhrman, Karl Sam Olof, Värtav 4, V, 115 24 STOCKHOLM

. . . .

Signatory power

In addition to the board of directors,

any two jointly of

. . . .

Juell-Skielse, Arne Torbjörn

. . . .

Myhrman, Karl Sam Olof

. . . .

are entitled to sign on behalf of the company.

Furthermore, the Managing Director, in her normal business activities, is also entitled to sign on behalf of the company.

Articles of Association
Date of the latest change: 24th March 2011
Confirmed on 3rd May 2011 by Finansinspektionen, the Swedish Financial Supervisory Authority

Financial year
1st January — 31st December

Secondary name(s)

Enskilda Fondkommission

SEB Kort

SEB Företagsinvest

SEB Enskilda Banken

SEB Telefonbanken

SEB Venture Capital

SEB Finans

Skandic Data

Skandic Factoring

Skandic Leasing

International Factors

Skandic Refinans

FinansSkandic

Trygg Finans

SEB BoLån

Date of registration of current and previous company names

1995-06-07 Skandinaviska Enskilda Banken AB

1995-06-07 Skandinaviska Enskilda Banken AB (publ)

1972-01-01 Skandinaviska Enskilda Banken

Sundsvall, 17th October 2012
Ex officio

/s/ Bente Ohlsson (seal)
Bente Ohlsson